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                                                                    EXHIBIT 10.1


                         EXECUTIVE HEALTH CARE BENEFITS

                            AND CONSULTING AGREEMENT

         This Executive Health Care Benefits and Consulting Agreement is made and entered into this 19th day of October, 2000, by and between KENT ELECTRONICS CORPORATION, a Texas corporation (the "Company") and LARRY D. OLSON ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive recognizes that one day he will retire from the employ of the Company after many years of valuable and dedicated service as a senior executive officer of the Company; and

         WHEREAS, the Company desires that Executive enjoy a long and pleasurable retirement as a well-deserved reward for his many years of accomplishment for the benefit of the Company; and

         WHEREAS, in order to provide an additional measure of financial security to Executive during his retirement years, the Company desires to provide Executive and his spouse with continued healthcare coverage and other benefits upon the terms and conditions herein agreed; and

         WHEREAS, the Company desires to retain Executive as an independent management consultant after his retirement, and Executive desires to perform such consulting services, upon the terms and conditions herein agreed; and

         WHEREAS, the Company and Executive recognize and acknowledge that it is in their mutual best interests to enter into this Agreement while Executive is still employed by the Company;

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         NOW, THEREFORE, for and in consideration of the compensation and other benefits to be paid to and on behalf of Executive hereunder, and the mutual promises, covenants and undertakings herein contained, the Company and Executive hereby agree as follows:

         1. CONSULTATION SERVICES.

            (a) TERM. Executive shall have the option to provide management consultation services to the Company on an as-needed or on-call basis for a period commencing on the date that Executive retires from the employ of the Company and ending on the date of Executive's death or such earlier date as Executive elects to cease providing such services; provided, however, this
Section 1(a) shall not require the Company to engage Executive for consulting services or pay him in respect thereof in the event that Executive is terminated from the employ of the Company for Cause as defined below.

            Termination for "Cause" shall mean termination of Executive's employment with the Company because of (i) any acts or omissions that constitute Executive's material ongoing breach or failure to perform the material duties of his position with the Company (other than any such act or omission resulting from Executive's incapacity due to physical or mental illness, disability or accident, or any other event or condition beyond Executive's control), which breach continues after Executive's receipt of written notice by the Company's Board of Directors setting forth the nature of the breach, and failure of Executive to correct such breach within 30 business days of his receipt of such notice; (ii) Executive's conviction of a felony involving conduct causing a demonstrable and material injury to the business of the Company; or (iii) Executive's engaging in willful misconduct that has or can reasonably be expected to have a material adverse effect on the Company, after Executive's receipt of written notice by the Company's Board of


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Directors of such breach which sets forth the nature of the breach, and failure of Executive to correct such breach within 30 business days of his receipt of such notice.

            (b) DUTIES. During such period as Executive provides consulting services pursuant to this Section 1, Executive shall, in the capacity of an independent contractor, function as an advisor and consultant to the then-current management of the Company and, in such capacity, Executive shall as reasonably requested by the then-current chief executive officer of the Company from time to time (i) furnish his advice, information, judgment and knowledge with respect to business methods, practices, history, customers, employees and suppliers of the Company, (ii) generally advise and consult with management regarding matters affecting the Company's business and affairs, and (iii) attend meetings and serve on committees as he may be reasonably requested from time to time to accomplish the foregoing duties. Executive shall be indemnified by the Company in respect of all services provided by him pursuant to this Section 1 to the same extent applicable during the period of employment with respect to his services as an officer of the Company. Executive shall incur no liability to the Company for any acts or omissions by him in connection with this Section 1 to the extent Executive acts in good faith in providing any services pursuant hereto.

            (c) EXTENT OF DUTIES. Executive and the Company agree that during the period described in subsection (a) above, the Company shall have first call upon the Executive's services not to exceed 12 8-hour days of service per year (ending on each anniversary date of his retirement) unless Executive otherwise expressly consents to provide more than 12 days of service; provided, however, it is further agreed that Executive need not be available during (i) reasonable vacation periods each year, (ii) periods of illness or other incapacity of Executive or


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his spouse, (iii) reasonable times allocated to his personal affairs, or (iv)
more than 3 days of service in any 30 day period.

            (d) RETAINER. On or before the last day of each fiscal year of the Company ending on or after the date that Executive retires from the employ of the Company, and so long as the Executive has not notified the Company of his election to cease providing such services, the Company shall pay to Executive a lump sum amount as payment for Executive's agreement to be available to provide consulting services to the Company as and when requested by the Company during that year (the "Retainer"). The Retainer shall be an amount equal to $14,000 if paid on or before the end of the Company's 2001 fiscal year and shall be increased each year thereafter by ten percent (10 %). The Company shall not be obligated to pay the Retainer to Executive for a particular year if Executive has a physical or mental infirmity or disability which is permanent or of an indefinite and long-lasting duration that will prevent, or is reasonably expected to prevent, Executive from being able to perform consulting services at any time during the particular year. The determination of whether Executive has incurred a physical or mental infirmity or disability which is permanent or of an indefinite and long-lasting duration that will prevent, or is reasonably expected to prevent, Executive from being able to perform consulting services at any time during a particular year shall be made by a physician who shall be selected by the Company and Executive or Executive's representative. If for any reason either party fails to select a physician after being requested to do so, or if the parties cannot agree on the choice of a physician, then either party may request the President of the Harris County Medical Society to designate the examining physician. The Company shall pay for any medical examinations hereunder.


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            (e) PER DIEM FEES. The Company shall pay to Executive, as
compensation for his services hereunder as a management consultant, a fee of $2,000 per day as prorated based on an 8-hour day; provided, however, if Executive is required to perform services for at least 4 hours in any 24-hour period, it shall be treated as one 8-hour day. The per diem fee shall be increased each year (beginning with the Company's 2002 fiscal year) by ten percent (10 %).

            (f) EXPENSES. The Company shall reimburse Executive for reasonable expenses which Executive determines were necessary in the performance of his consulting duties hereunder. Such reimbursement shall be made as soon as administratively practicable following presentment by Executive of itemized accounts of expenditures and approval thereof by the Company, which approval shall not be unreasonably withheld.

            (g) WORKING FACILITIES. Executive shall be provided with office space and appropriate support services at the Company's Houston offices as needed to fulfill any consulting assignment. Without limiting the scope of the previous sentence, to the extent that Executive is covered under the consulting portion of this Agreement and he so desires, the Company shall provide Executive with a private, furnished office commensurate with his executive position with the Company at the time of his retirement, telephone, secretarial, and reasonable postage for business matters related to the Company.

            (h) INDEPENDENT CONTRACTOR. It is expressly understood and agreed that Executive shall act as an independent contractor in the undertaking of all consulting assignments hereunder; Executive is not an employee of, nor employed by, the Company. Executive shall utilize his own means and methods of accomplishing the consulting projects assigned to him by the Company from time to time and shall not be subject to the supervision, direction or control of the Company with respect to the details of such work.


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            Executive shall function solely as an independent contractor;
therefore, it is expressly understood and agreed that, with respect to the duties described in subsection (b) of this Section 1, no employee-employer relationship shall exist between the Company and Executive with respect to Executive's provision of consulting services hereunder. Accordingly, after the date of his retirement from the employ of the Company, (i) Executive shall have no right to be covered, or accrue service credit, as an active employee under any of the employee benefit plans or programs maintained by the Company for its employees, except to the extent set forth in this Agreement, and (ii) the Company shall have no right or responsibility to withhold from Executive's consultation fees or any other taxable income provided to Executive or his spouse hereunder, any federal income tax withholding, FICA taxes, unemployment taxes or other taxes or amounts required to be withheld from the compensation of employees under any state or federal law or regulation.

            At the end of each calendar year during the term of this Agreement, the Company shall provide IRS Forms 1099 (or its successor) to Executive and to his spouse, as applicable, that show the amounts paid hereunder to or on behalf of Executive and his spouse, as applicable, during the calendar year that are required to be included in the taxable income of Executive or his spouse, as applicable, for such year. Taxable income shall be determined by the Company in accordance with applicable tax laws and regulations.

         2. HEALTH CARE BENEFITS.

            (a) CONTINUATION COVERAGE UNDER HEALTH CARE PLAN. The Company shall continue to cover Executive and the spouse to whom Executive was married as of the date of his termination from the employ of the Company (hereinafter referred to as "Spouse") under the group health care plan maintained by the Company to provide medical, dental and prescription


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drug benefits for employees and their dependents (such group health care plan or its successor(s) is referred to as the "Health Care Plan"). The coverage of Executive and his Spouse under the Health Care Plan shall continue for each of their lives without interruption. In the event of any change to the Health Care Plan following the date of Executive's termination from the employ of the Company, Executive and his Spouse shall be treated consistently with the then-current chief executive officer of the Company (or its successor) with respect to the terms and conditions of coverage and other substantive provisions of the Health Care Plan. The provisions of this Section 2 shall (i) be effective regardless of the reason for Executive's termination of employment with the Company, (ii) survive the termination of this Agreement for whatever reason unless Executive otherwise consents in writing, and (iii) be separate from, and not in any way dependent upon, Executive's provision of consulting services pursuant to Section 1 hereof.

            The Company and Executive hereby agree that the intent and purpose of this Section 2 is to provide continuation coverage for Executive and his Spouse under the Health Care Plan which is essentially similar to the coverage that was being provided to such persons as of the effective date of Executive's termination from the employ of the Company. The Company and Executive acknowledge that future events cannot be foreseen, and it is not possible to provide an exhaustive list of all contingencies; accordingly, the Company hereby accepts and agrees that it has a responsibility and contractual obligation hereunder to provide Executive and his Spouse with such essentially similar health care coverage during the remainder of their lives in consideration for Executive's past service as an executive officer of the Company

            If the Health Care Plan is ever terminated and not replaced with a similar plan providing the same coverage in all material respects, and the Company and any other members of its controlled group (as defined in Sections 414(b), (c), (m) or (o) of the Internal Revenue


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Code of 1986, as amended (the "Code") or any successor provisions of the Code or its successor) do not provide medical, dental and prescription drug benefits to officers and their dependents under a similar plan that can provide coverage to Executive and his Spouse which is the same, in all material respects, to the coverage that was being provided to them under the Health Care Plan, the Company or its successor shall purchase conversion or other individual insurance policy(ies) for Executive and his Spouse. Such policy(ies) shall provide coverage which, in all material respects, is the same as the coverage that was being provided to Executive and his Spouse under the Health Care Plan as of its termination date.

            The continuation coverage under the Health Care Plan (or its successor) provided to Executive and his Spouse pursuant to this Agreement shall continue and remain in full force and effect until the later of (i) Executive's date of death or (ii) his Spouse's date of death.

            The health care continuation coverage provided pursuant to the provisions of this Section 2 is completely independent from Executive's provision of consulting services pursuant to Section 1 hereof. Section 2 provides retiree health care coverage to Executive and his spouse, and such coverage does not depend on whether Executive performs any consulting or other services for the Company after his retirement.

            In consideration for the receipt of any health care benefits hereunder, Executive and his Spouse agree to assist the Company in procuring or maintaining their health care coverage, including, without limitation, submitting to usual and customary medical examinations if reasonably requested by the Company.

            (b) MEDICARE. Executive and his Spouse hereby agree and consent to acquire and maintain any and all coverage that either or both of them are entitled to at any time during their lives under the Medicare program or any similar or succeeding plan or program that is


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sponsored or maintained by the United States Government or any agency thereof
(hereinafter referred to as "Medicare"). The coverage described in the immediately preceding sentence includes, by way of illustration and not limitation, parts A and B of Medicare and any catastrophic coverage that may become available. Executive and his Spouse further agree and consent to pay all required premiums and other costs for Medicare coverage from their personal funds, and such payments are not related to payments for any consulting services that may be performed by Executive pursuant to Section 1 hereof. The maintenance of all available Medicare coverage by Executive and his Spouse is an integral part of this Section 2 of the Agreement and, if such coverage is available and not maintained, the Company may offset or reduce any payments provided to, or on behalf of, Executive or his Spouse under the Health Care Plan by any amount that the Board of Directors of the Company in good faith (after consultation with qualified counsel) determines would have been paid by Medicare.

            (c) COORDINATION OF BENEFITS. The coverage provided under the Health Care Plan to Executive and his Spouse shall be secondary to Medicare; therefore, the Health Care Plan shall only cover those items and expenses which are eligible to be covered under the Health Care Plan to the extent not covered by Medicare. Coverage under the Health Care Plan shall be specifically coordinated with Medicare such that Medicare shall provide the primary coverage for Executive and/or his Spouse and the Health Care Plan shall provide the secondary coverage. In the event that under controlling law, Medicare cannot be deemed to provide the primary coverage for any item or expense that is covered by both the Health Care Plan and by Medicare, then, in such event only, the Health Care Plan shall be deemed to provide the primary coverage, and Medicare shall be deemed to provide the secondary coverage, with respect to such item or expense only.


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         The Company may, in its discretion, pay the premiums for Executive and his Spouse for coverage under any insurance policy(ies) (issued by an insurance company licensed to conduct business in the State of Texas that has at least an A rating by A.M. Best & Co.), which policy(ies) provide medical insurance coverage that is designed to supplement Medicare coverage. In the event that the Company purchases any such policy, the continued coverage of the Executive and his Spouse under the Health Care Plan shall be specifically coordinated with, and tertiary to the full extent possible under applicable law, to the coverage provided under Medicare and such supplemental Medicare policy so that the Health Care Plan shall only provide coverage for those covered expenses under the Health Care Plan to the extent not paid under Medicare or the supplemental Medicare policy.

            (d) COST OF COVERAGE.

            (i) HEALTH CARE PLAN. Executive and his Spouse shall be required to pay monthly premiums for their coverage under the Health Care Plan. Following Executive's termination of employment with the Company for whatever reason, Executive and his Spouse shall be provided with continuation coverage under the Health Care Plan pursuant to, and in accordance with, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). After expiration of the maximum period of continuation coverage provided under COBRA; Executive and his Spouse shall continue their participation in the Health Care Plan by continuing to pay monthly premiums to the Company. Each monthly premium shall be in an amount equal to the applicable premium that is charged by the Company for the purchase of COBRA continuation coverage, which premiums shall be computed in accordance with COBRA and the regulations and other authority issued thereunder. Consequently, after expiration of the


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         maximum period of continuation coverage provided under COBRA, Executive and his Spouse shall continue their participation in the Health Care Plan for the remainder of their lives by paying monthly premiums to the Company that are equal in amount to the premiums charged to individuals who are receiving COBRA coverage under the Health Care Plan. Executive and his Spouse shall pay the applicable premium for family coverage (or at the premium rate for an individual with one dependent, if applicable) for their coverage under the Health Care Plan to the extent it is less than the individual premiums for two individuals.

            If the parties do not agree on other appropriate procedures for premium payments, each month the Company shall invoice Executive for the premium for continued coverage under the Health Care Plan for the next ensuing month for Executive and his Spouse. If payment is not received within 30 days following the invoice date, Company shall notify Executive and his Spouse by telephone and by certified or registered mail, and Executive and his Spouse shall have an additional 30 days from the documented date of notification in which to make payment to the Company. If payment is not received by the expiration of this second 30 day period, the coverage of Executive and his Spouse under the Health Care Plan may be discontinued in the discretion of the Company; provided, however, coverage shall not be discontinued if (A) payment was not received by the Company as the result of circumstances outside the control of Executive and his Spouse or (B) another reasonable explanation exists for the failure of Executive and his Spouse to pay the monthly premium or for the failure of Company to receive such payment. In that event, Executive and his Spouse shall make the required payment as soon as practicable under the circumstances then existing.


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            (ii) MEDICARE COVERAGE. In accordance with subsection (b) of this
         Section 2, Executive and his Spouse shall be responsible for paying the applicable premiums for Medicare coverage; provided, however, the amount of their premium paid for Medicare coverage shall reduce, dollar-for-dollar, the amount of the premium charged to Executive and his Spouse by the Company, pursuant to subsection (d)(i) of this Section, for coverage under the Health Care Plan. Executive and his Spouse shall provide reasonable verification to Company concerning their Medicare premiums so Company can compute the amount of the offset in premiums charged for coverage under the Health Care Plan.

            (iii) SUPPLEMENTAL MEDICARE POLICY. If the Company should decide, in the exercise of its discretion pursuant to subsection (c) of this
         Section 2, to purchase a supplemental Medicare policy on behalf of Executive and his Spouse, the premiums paid for such policy shall be at the sole expense of the Company.

            (iv) MEDICAL EXPENSE REIMBURSEMENT PLAN. Following termination of Executive's employment with the Company for any reason, Executive and his Spouse shall nevertheless continue to participate in the medical expense reimbursement plan maintained by the Company for the benefit of its eligible officers (the "Medical Expense Reimbursement Plan"). In that respect, Executive and his Spouse shall be reimbursed by the Company within thirty (30) days after submission of receipts substantiating deductibles, co-payments, and other such out-of-pocket payments made by Executive or his Spouse with respect to medically-related expenses of Executive or his Spouse that are not reimbursable under the Health Care Plan,


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         Medicare or any supplemental Medicare policy, as applicable. However, premiums paid for coverage under the Health Care Plan, Medicare or any supplemental Medicare policy shall not be reimbursable under the Medical Expense Reimbursement Plan.

            (e) PAYMENT OF TAXES. The Company shall not be responsible for the payment of any taxes which may be imposed on Executive or his Spouse as the result of receiving coverage under the Health Care Plan, any supplemental Medicare policy, or the Medical Expense Reimbursement Plan. At the end of each calendar year during the term of this Agreement, the Company shall provide any required IRS Forms 1099 (or its successor) to Executive and to his Spouse that show the amounts paid to or on behalf of Executive and his Spouse during the calendar year that are required to be included in the taxable income of Executive or his Spouse, as applicable, for such year. Taxable income shall be determined by the Company in accordance with applicable tax law and regulation.

            (f) MAXIMUM LIFETIME BENEFIT UNDER HEALTH CARE PLAN. The lifetime, aggregate, maximum benefit under the Health Care Plan (or its successor) shall apply separately and individually to Executive and to his Spouse and, in no event, shall the lifetime, aggregate, maximum benefit be less than $2,000,000, as individually determined for each of Executive and his Spouse.

            (g) CLAIMS; NO OBLIGATION FOR INSURED BENEFITS. All claims incurred by Executive or his Spouse for coverage or reimbursement of covered expenses under the Health Care Plan or the Medical Expense Reimbursement Plan (or any other welfare benefit plan or program that covers Executive or his Spouse hereunder) shall be submitted to, and processed by, the employee benefits office of the Company, unless Executive or, if Executive predeceases his Spouse, his Spouse, agree in writing to another claims procedure.


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         3. ASSISTANCE IN LITIGATION.

            If so requested by the Company at any time during the term of this Agreement after Executive's date of termination of employment with the Company for any reason other than for Cause (as defined in Section 1(a) hereof), Executive shall, upon reasonable notice. furnish such information and assistance to the Company in connection with any litigation, arbitration or other dispute or controversy in which the Company or any of its affiliates is, or may become, involved and in which Executive is not involved as an adverse or potentially adverse party. The assistance described in the immediately preceding sentence shall be considered the provision of consulting services subject to the per diem arrangement described in Section 1 hereof.

         4. FACILITY OF PAYMENT.

            If the Executive or his Spouse, as the case may be, shall become physically or mentally incapacitated, in the opinion of a physician selected pursuant to the procedures described in Section 1(d) hereof, to receive or properly receipt for any payment hereunder, the Company may make such payment
(i) to Executive on behalf of his incapacitated Spouse or to Executive's Spouse on behalf of the incapacitated Executive, as the case may be, or (ii) to the legal guardian of such incapacitated Executive or Spouse, with each such payment intended for the use and benefit of the incapacitated Executive or Spouse, as the case may be. Any such payment made by the Company shall, to the extent thereof, constitute full and complete acquittance and discharge of the Company's obligations hereunder. The Company shall have no duty to oversee, or to otherwise be responsible for, the application of any such payment.

         5. CONFIDENTIAL INFORMATION.

            Executive agrees not to disclose to any person not employed by the Company, or not engaged to render services to the Company, any confidential information pertaining to the



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Company or its subsidiaries which was obtained while Executive was in the employ of the Company or as the result of performing consulting services hereunder, including, without limitation, any of the Company's customer lists, pricing and cost schedules, methods of inventory or distribution, or trade secrets;
provided, however, that this provision shall not preclude Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or court order.

            This Section 5 shall not prohibit Executive from contacting any persons or entities with whom Executive had contact during his employment with the Company, or conducting any business with any such person or entity to the extent not inconsistent with the immediately preceding paragraph.

         6. SUCCESSORS.

            (a) ASSIGNMENT BY EXECUTIVE. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives. This Agreement shall further inure to the benefit of Executive's Spouse as set forth herein.

            (b) ASSIGNMENT BY COMPANY. In the event that any person or entity, or any group of persons or entities acting in concert (such person, entity or group being referred to as the "Successor"), proposes to acquire, directly or indirectly, beneficial ownership of all or substantially all of the stock, assets or business of the Company, whether such change in ownership or control is to occur by merger, sale, lease or otherwise, the Company shall require the Successor, as a condition to consummation of the transaction pursuant to which the


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Successor would acquire such beneficial ownership or control, to assume and agree to perform all duties and obligations of the Company under this Agreement and the Medical Expense Reimbursement Plan in the same manner and to the same extent that the Company is required to perform hereunder. Any such express assumption and agreement to perform shall be evidenced by a written document which is signed by both the Company and the Successor. If the Company should fail, for any reason, to obtain the express assumption of its duties and obligations hereunder by the Successor prior to consummation of the transaction pursuant to which such succession or change in control occurs, consummation of such transaction shall in no way release, reduce, limit or otherwise alter the duties and obligations of the Company under this Agreement, and, furthermore, in any event this Agreement shall remain fully binding upon and enforceable against the Company in accordance with its terms and provisions.

         7. GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

         8. NOTICES.

            All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:     Larry D. Olson
                                  6402 Taimer Ct.
                                  Sugar Land, Texas 77479

         If to the Company:       Kent Electronics Corporation
                                  7433 Harwin Drive
                                  Houston, Texas  77036-2015
                                  Attention:  Board of Directors


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or to such other address as any party shall have furnished to the other party in writing in accordance herewith. Notices and other communications shall be effective when received.

         9. SEVERABILITY.

            Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable or invalid, such provision shall be interpreted to be only so broad as is enforceable and valid.

         10. WAIVER.

            No term or provision of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any term or provision of this Agreement, except by a written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein. Furthermore, unless specifically stated therein, each written waiver hereunder shall operate only as to the specific event with respect to which the term or provision was waived, and shall not constitute a waiver of such term or provision for any past or future event.

         11. WITHHOLDING.

            The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation; provided, however, that the Company shall not be the employer of Executive or his Spouse after the effective date of Executive's termination from the employ of the


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Company. The Company shall not withhold any amount for taxes from any payment or other benefit provided to, or on behalf of, Executive or his Spouse under this Agreement, except to the extent otherwise required by controlling law or regulation which cannot be waived.

         12. SAVINGS CLAUSE.

            Should any valid federal, state or local law, or any final determination of any administrative agency or court of competent jurisdiction, affect any term or provision of this Agreement, the term or provision so affected shall be automatically conformed to the law or determination without the need for an amendment to this Agreement, and otherwise this Agreement shall continue in full force and effect.

         13. CONSTRUCTION.

            The words "herein," "hereof," "hereunder," and other similar compounds of the word "here" shall refer to the entire agreement, not to any particular Section, subsection, term or provision of this Agreement. Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Headings of Sections and subsections as used herein are inserted solely for convenience and reference and are not to be interpreted as part of the construction of this Agreement.

         14. AMENDMENT.

            This Agreement may not be amended, modified or terminated other than by a written agreement executed by the parties hereto or by their respective successors or legal representatives.


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
         15. COUNTERPARTS.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties so long as each party executes at least one counterpart.

         IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.


                                             COMPANY:

ATTEST:                                      KENT ELECTRONICS CORPORATION


By:  /s/ Stacy Wood                          By:   /s/ Morrie K. Abramson
    ----------------------------                 -------------------------------
Name: Stacy Wood                             Name:  Morrie K. Abramson
      --------------------------             Title: Chairman of the Board
Title: Executive Assistant
       -------------------------


WITNESS:                                     EXECUTIVE:

By:  /s/ Mark Zerbe
   -----------------------------
Name: Mark Zerbe                               /s/ Larry D. Olson
      --------------------------             -----------------------------------
                                             LARRY D. OLSON


         I, Betty Ellen Olson, as the legal spouse of Larry D. Olson, do hereby represent that I have read and understood this Agreement and, further, that I consent to, and agree to abide and be bound by, the terms, provisions, conditions and limitations contained herein.


WITNESS:                                                  SPOUSE:

By:  /s/ Mark Zerbe
   -----------------------------
Name: Mark Zerbe                               /s/ Betty E. Olson
      --------------------------             -----------------------------------
                                             BETTY ELLEN OLSON

THE STATE OF TEXAS       )
                         )
COUNTY OF HARRIS         )

         This instrument was acknowledged before me on October 23, 2000 by Morrie K. Abramson, Chairman of the Board of Kent Electronics Corporation, a Texas corporation, on behalf of said corporation.


                                               /s/ Charlene Floyd
                                             ----------------------------------,
                                             Notary Public in and for the
                                             State of Texas

                                             My commission expires:  01-14-04
                                                                    ------------


THE STATE OF TEXAS       )
                         )
COUNTY OF HARRIS         )

         This instrument was acknowledged before me on October 20, 2000 by Larry
D. Olson, an individual, in his personal capacity.


                                               /s/ Charlene Floyd
                                             ----------------------------------,
                                             Notary Public in and for the
                                             State of Texas

                                             My commission expires:  01-14-04
                                                                    ------------


THE STATE OF TEXAS       Section

COUNTY OF HARRIS         Section

         This instrument was acknowledged before me on October 20, 2000 by Betty Ellen Olson, an individual, in her personal capacity.

                                               /s/ Charlene Floyd
                                             ----------------------------------,
                                             Notary Public in and for the
                                             State of Texas

                                             My commission expires:  01-14-04
                                                                    ------------


                                       20